Exhibit 1(iv) under Form N-1A
                              Exhibit 3(a) under Item 601/Reg. S-K

                             FUNDMANAGER TRUST

                              Amendment No. 3
                                    to
                          MASTER TRUST AGREEMENT
                             February 7, 1995


     THIS Master Trust Agreement is amended as follows:

A. Strike Section 1.1 of Article I from the Master Trust Agreement and substitute in its place the following:

          `Section 1.1  Name and Principal Office.

            This Trust shall be known as FUNDMANAGER PORTFOLIOS, and the Trustees may conduct the business of the Trust under that name or any other name as they may determine from time to time.''

B. Strike the first paragraph of Section 4.2 of Article IV from the Master Trust Agreement and substitute in its place the following:

          `Section 4.2  Establishment and Designation of Sub-Trusts and
Classes.

               Without limiting the authority of the Trustees set forth in
               Section 4.1 to establish and designate any further Sub-
Trusts,     the Trustees hereby establish and designate five Sub-Trusts:
            ``Aggressive Growth Portfolio'', `Growth Portfolio'', ``Growth
            with Income Portfolio'', ``Bond Portfolio', and ``Managed
Total       Return Portfolio.''  Each of the Aggressive Growth Portfolio,
            Growth Portfolio, Growth with Income Portfolio and Bond
            Portfolio shall consist of two classes designated as the
            ``Financial Adviser Class'' and the `No-Load Class.''  The
            Managed Total Return Portfolio shall consist of one class
            designated as the ``Financial Adviser Class.''  The Shares of
such        Sub-Trusts and any Shares of any further Sub-Trust or class thereof that may from time to time be established and
            designated by the Trustees shall (unless the Trustees
otherwise   determine with respect to some further Sub-Trust at the time
of          establishing and designating the same) have the following
            relative rights and preferences:''



     The undersigned Secretary of FundManager Trust hereby certifies that the above-stated Amendment is a true and correct Amendment to the Master Trust Agreement, as adopted by the Board of Trustees on the 10th day of December, 1996.

     WITNESS the due execution hereof this 23rd day of January, 1997.


                                        /s/ Victor R. Siclari
                                        Victor R. Siclari
                                        Secretary